Exhibit 99.1

FOR IMMEDIATE RELEASE

CEMPRA AND MELINTA ANNOUNCE MERGER TO FORM

LEADING, VERTICALLY INTEGRATED COMMERCIAL-STAGE

ANTI-INFECTIVES COMPANY

—Broad pipeline and resources provide multiple opportunities to drive long-term value creation—

—Merger lays strong foundation for launch of recently FDA-approved

Baxdela™ (delafloxacin)—

—Management to host webcast and conference call today at 8:45 a.m. ET—

CHAPEL HILL, N.C. and NEW HAVEN, Conn.– August 9, 2017– Cempra, Inc. (Nasdaq: CEMP), a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases, and Melinta Therapeutics, a privately held company focused on discovering, developing, and commercializing novel antibiotics to treat serious bacterial infections, today announced that the companies have entered into a definitive agreement under which Melinta will merge with a subsidiary of Cempra. The merger is expected to create a NASDAQ-listed company committed to discovering, developing and commercializing important anti-infective therapies for patients and physicians in areas of significant unmet need.

“The combined company’s extensive pipeline, including commercial, clinical and preclinical stage anti-infective programs with multiple products in development across several indications, provides an exceptional platform to deliver potential long-term growth and value for shareholders,” said David Zaccardelli, Pharm.D., acting chief executive officer of Cempra.

“We are excited to merge Melinta with Cempra, bringing together an unrivaled set of assets and opportunities,” said Eugene Sun, M.D., chief executive officer of Melinta.

“This transaction creates a leading antibiotics company to drive the commercial launch of Baxdela, and build over time by developing market-leading pipeline assets meeting the tremendous need for novel antibiotics that treat serious infections,” added John Temperato, president and chief operating officer of Melinta.

In June 2017, the U.S. Food and Drug Administration (FDA) approved Baxdela in adults for the treatment of acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible bacteria. Baxdela is a fluoroquinolone that exhibits activity against both gram-positive and gram-negative pathogens, including MRSA (methicillin-resistant Staphylococcus aureus), and is indicated to start patients on either intravenous (IV) or oral formulations. Baxdela has been designated a Qualified Infectious Disease Product (QIDP) by the FDA and as such, qualifies for an additional five years of marketing exclusivity to be added to the five year exclusivity period provided by the Food, Drug, and Cosmetic Act. Melinta is also evaluating Baxdela in an ongoing Phase 3 study in patients with community-acquired bacterial pneumonia (CABP) and plans to initiate a clinical trial in patients with complicated urinary tract infections (cUTI). Baxdela is not currently FDA approved for the treatment of CABP or cUTI.

Beyond the commercial launch and potential label expansion of Baxdela, the combined company will continue to pursue important pipeline opportunities. Cempra is actively engaged with potential government and industry partners to identify non-dilutive funding to support the execution of a clinical safety study to support a response to the complete response letter (CRL) for its oral solithromycin new drug application (NDA) for CABP. Cempra also has an ongoing ophthalmic development program for solithromycin and is completing preclinical work to support a potential IND filing in 2018 with the FDA. Fusidic acid for ABSSSI continues to progress after completion of a successful Phase 3 study with a clear path to NDA submission. Radezolid, a next-generation oxazolidinone discovered by Melinta using its technology platform, is nearing Phase 1 completion in acne vulgaris, with potential for expansion to additional indications. Radezolid, which is being developed with a partner, represents the first novel antibiotic in the acne space in more than 30 years, and has potent activity against acne-causing pathogens, including resistant strains. Melinta is also actively progressing compounds within its ESKAPE pathogen program. Using a technology platform based on Nobel Prize-winning science that is licensed from Yale, Melinta has built an entirely new class of antibiotics targeting ESKAPE pathogens, the “superbugs” causing significant mortality risk to patients affected, and intends to nominate a clinical candidate from this program in 2018.

Combined Company Pipeline

*	ESKAPE pathogens: Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, Enterobacter species and Escherichia coli

Details of the Proposed Transaction

On a pro forma basis, and based upon the number of shares of Cempra common stock to be issued in the merger, current Cempra shareholders will own approximately 48 percent of the combined company and current Melinta shareholders will own approximately 52 percent of the combined company. The transaction has been approved by the board of directors of both companies. The merger is expected to close in the fourth quarter of 2017, subject to the approval of the stockholders of each company as well as other customary conditions.

Management and Organization

The combined company, which will be named Melinta Therapeutics, will bring together a deep bench of management talent from both companies. The board of directors of the combined company will have nine seats, with four appointed by Cempra and four appointed by Melinta, together with a newly appointed CEO. Cempra and Melinta will work together through a joint selection committee to identify the CEO leadership of the combined company, who will be able to build on strong experience and the shared vision of the board to continue growing one of the world’s leading anti-infectives companies. Melinta will designate the Chairman of the combined company board.

Advisors

Morgan Stanley served as lead financial advisor and Skadden and Wyrick Robbins served as legal counsel to Cempra with respect to the transaction. Stifel also served as financial advisor to Cempra with respect to the transaction. J.P. Morgan Securities LLC served as financial advisor, and Willkie Farr & Gallagher LLP served as legal counsel to Melinta with respect to the transaction.

Conference Call and Webcast

Management will host a webcast and conference call regarding this announcement at 8:45 a.m. ET today. The live call may be accessed by dialing 877-377-7553 for domestic callers or 253-237-1151 for international callers and using conference ID # 48439667. A live webcast of the call will be available online from the investor relations section of the company website at www.cempra.com. A replay of the conference call and an archived version of the webcast will be made available once a transcript has been filed with the SEC, and we expect the replay to remain available for 30 days. The telephone replay of the call, once available, can be accessed by dialing 855-859-2056 for domestic callers or 404-537-3406 for international callers and entering the conference ID # 48439667.

About Baxdela

Baxdela (delafloxacin) tablets and intravenous injection are approved for the treatment of ABSSSI (Acute Bacterial Skin and Skin Structure Infections). Baxdela was given priority review by the FDA due to its designation as a Qualified Infectious Disease Product (QIDP) under the Generating Antibiotic Incentives Now (GAIN) Act of 2012. The QIDP designation qualifies Baxdela for certain incentives related to the development of new antibiotics, including a five-year extension of any non-patent exclusivity period awarded to the drug.

INDICATION & USAGE

Baxdela is indicated in adults for the treatment of acute bacterial skin and skin structure infections (ABSSSI) caused by susceptible isolates of the following:

Gram-positive organisms: Staphylococcus aureus (including methicillin-resistant [MRSA] and methicillin-susceptible [MSSA] isolates), Staphylococcus haemolyticus, Staphylococcus lugdunensis, Streptococcus agalactiae, Streptococcus anginosus group (including Streptococcus anginosus, Streptococcus intermedius, and Streptococcus constellatus), Streptococcus pyogenes, and Enterococcus faecalis;

Gram-negative organisms: Escherichia coli, Enterobacter cloacae, Klebsiella pneumoniae, and Pseudomonas aeruginosa.

IMPORTANT SAFETY INFORMATION:

WARNING: SERIOUS ADVERSE REACTIONS INCLUDING TENDINITIS, TENDON RUPTURE, PERIPHERAL NEUROPATHY, CENTRAL NERVOUS SYSTEM EFFECTS, and EXACERBATION OF MYASTHENIA GRAVIS

See full prescribing information for complete boxed warning.

Fluoroquinolones have been associated with disabling and potentially irreversible serious adverse reactions that have occurred together, including:

•	Tendinitis and tendon rupture

•	Peripheral neuropathy

•	Central nervous system effects

Discontinue BAXDELA immediately and avoid the use of fluoroquinolones, including BAXDELA, in patients who experience any of these serious adverse reactions.

Fluoroquinolones may exacerbate muscle weakness in patients with myasthenia gravis. Avoid BAXDELA in patients with known history of myasthenia gravis.

Contraindications

BAXDELA is contraindicated in patients with known hypersensitivity to delafloxacin or any of the fluoroquinolone class of antibacterial drugs, or any of the components of BAXDELA.

Warnings and Precautions

Risk of tendinitis, tendon rupture, peripheral neuropathy and central nervous system effects is increased with use of fluoroquinolones. Discontinue Baxdela immediately at the first signs or symptoms of any of these serious adverse reactions.

Avoid Baxdela in patients with known history of myasthenia gravis.

Hypersensitivity Reactions may occur after first or subsequent doses of Baxdela. Discontinue Baxdela at the first sign of hypersensitivity.

Clostridium difficile-associated diarrhea has been reported in users of nearly all systemic antibacterial drugs, including Baxdela. Evaluate if diarrhea occurs.

Prescribing Baxdela in the absence of a proven or strongly suspected bacterial infection is unlikely to provide benefit to the patient and increases the risk of the development of drug-resistant bacteria.

Adverse Reactions

The most common adverse reactions in patients treated with Baxdela were nausea (8%), diarrhea (8%), headache (3%), transaminase elevations (3%), and vomiting (2%).

Use in Specific Populations

In patients with severe renal impairment (eGFR of 15-29 mL/min/1.73 m2) dosing of Baxdela should be dosed at 200 mg IV every 12 hours or 450 mg orally every 12 hours. Baxdela is not recommended in patients with End Stage Renal Disease [ESRD] (eGFR of <15 mL/min/1.73 m2) due to insufficient information to provide dosing recommendations.

About Melinta Therapeutics

Melinta Therapeutics, Inc. is dedicated to saving lives threatened by the global public health crisis of bacterial infections, through the development and commercialization of novel antibiotics that provide new and improved therapeutic solutions. Melinta’s lead product is Baxdela, an antibiotic approved for use in the treatment of ABSSSI. Melinta is also committed to developing, through the application of Nobel Prize-winning science, a new class of antibiotics designed to overcome the multi- and extremely-drug-resistant pathogens for which there are few to no options, known collectively as ESKAPE pathogens (Enterococcus faecium, Staphylococcus aureus, Klebsiella pneumoniae, Acinetobacter baumannii, Pseudomonas aeruginosa, Enterobacter species and Escherichia coli), which cause the majority of life-threatening hospital infections. Melinta Therapeutics is privately held and backed by Vatera Healthcare Partners (www.vaterahealthcare.com) and Malin Corporation plc (www.malinplc.com), among other private investors. The company is headquartered in New Haven, CT with offices in Lincolnshire, IL. Visit www.melinta.com for more information.

About Cempra, Inc.

Cempra, Inc. is a clinical-stage pharmaceutical company focused on developing differentiated anti-infectives for acute care and community settings to meet critical medical needs in the treatment of infectious diseases. Cempra’s two lead product candidates are currently in advanced clinical development. Solithromycin has been evaluated in two Phase 3 clinical trials for community-acquired bacterial pneumonia (CABP). Cempra is currently seeking approval for CABP for both intravenous and oral capsule formulations from the U.S. Food and Drug Administration. Solithromycin is licensed to strategic commercial partner Toyama Chemical Co., Ltd., a subsidiary of FUJIFILM Holdings Corporation, for certain exclusive rights in Japan. Cempra is contracted with BARDA for the development of solithromycin for pediatric use and has commenced enrollment in a global Phase 2/3 trial to evaluate the safety and efficacy of solithromycin versus standard of care antibiotics in children and adolescents from two months to 17 years of age. Solithromycin is also in development for uncomplicated urogenital urethritis caused by Neisseria gonorrhoeae or chlamydia. Fusidic acid is Cempra’s second product candidate, which has completed a Phase 3 trial comparing fusidic acid to linezolid in patients with ABSSSI. Cempra also has an ongoing exploratory study of fusidic acid for chronic oral treatment of refractory infections in bones and joints. Both products seek to address the need for new treatments targeting drug-resistant bacterial infections in the hospital and in the community. Cempra is also studying solithromycin for ophthalmic conditions and has synthesized novel macrolides for non-antibiotic uses such as the treatment of chronic inflammatory diseases, endocrine diseases and gastric motility disorders. Cempra was founded in 2006 and is headquartered in Chapel Hill, N.C. For additional information about Cempra please visit www.cempra.com.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this communication regarding the proposed merger and other contemplated transactions (including statements relating to satisfaction of the conditions to and consummation of the proposed merger, the expected ownership of the combined company and the alternatives to the proposed merger) constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are usually identified by the use of words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “seeks,” “should,” “will,” and variations of such words or similar expressions. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act and are making this statement for purposes of complying with those safe harbor provisions. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control.

Risks and uncertainties for Cempra and Melinta and of the combined company include, but are not limited to: inability to complete the proposed merger and other contemplated transactions; liquidity and trading market for shares prior to and following the consummation of the proposed merger; costs and potential litigation associated with the proposed merger; failure or delay in obtaining required approvals by the SEC or any other governmental or quasi-governmental entity necessary to consummate the proposed merger, including our ability to file an effective proxy statement in connection with the proposed merger and other contemplated transactions, which may also result in unexpected additional transaction expenses and operating cash expenditures on the parties; failure to obtain the necessary stockholder approvals or to satisfy other conditions to the closing of the proposed merger and the other contemplated transactions; a superior proposal being submitted to either party; failure to issue Cempra common stock in the proposed merger and other contemplated transactions exempt from registration or qualification requirements under applicable state securities laws; risks related to the costs, timing and regulatory review of the combined company’s studies and clinical trials, including its ability to address the issues identified by the FDA in the complete response letter relating to Cempra’s new drug applications for solithromycin for community acquired bacterial pneumonia; uncertainties in obtaining successful clinical results for product candidates and unexpected costs that may result therefrom; inability or the delay in obtaining required regulatory approvals for product candidates, which may result in unexpected cost expenditures; failure to realize any value of certain product candidates developed and being developed, in light of inherent risks and difficulties involved in successfully bringing product candidates to market; inability to develop new product candidates and support existing products; inability to commercialize and launch any product candidate that receives regulatory approval, including Baxdela; the combined company’s anticipated capital expenditures, its estimates regarding its capital requirements and its need for future capital; uncertainties of cash flows and inability to meet working capital needs; cost reductions that may not result in anticipated level of cost savings or cost reductions prior to or after the consummation of the proposed merger; the approval by the FDA and EMA and any other similar foreign regulatory authorities of other competing or superior products brought to market; risks resulting from unforeseen side effects; risk that the market for the combined company’s products may not be as large as expected; inability to obtain, maintain and enforce patents and other intellectual property rights or the unexpected costs associated with such enforcement or litigation; inability to obtain and maintain commercial manufacturing arrangements with third party manufacturers or establish commercial scale manufacturing capabilities; loss of or diminished demand from one or more key customers or distributors; unexpected cost increases and pricing pressures; the possibility of economic recession and its negative impact on customers, vendors or suppliers; and risks associated with the possible failure to realize certain benefits of the proposed merger, including future financial, tax, accounting treatment, and operating results. Many of these factors that will determine actual results are beyond Cempra’s, Melinta’s, or the combined company’s ability to control or predict.

Other risks and uncertainties are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2016, as amended, filed with the SEC, and in other filings that Cempra makes and will make with the SEC in connection with the proposed transactions, including the proxy statement described below under “Important Information and Where to Find It.” Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The statements made in this press release or presentation speak only as of the date stated herein, and subsequent events and developments may cause our expectations and beliefs to change. While we may elect to update these forward- looking statements publicly at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future events or otherwise, except as required by law. These forward-looking statements should not be relied upon as representing our views as of any date after the date stated herein.

Important Information and Where to Find It

Cempra and Melinta and certain of their directors and executive officers may become participants in solicitation of proxies from Cempra stockholders in connection with the proposed transactions. Additional Information regarding persons who may, under the rules of the SEC, be deemed to be participants in the solicitation of the Cempra stockholders in connection with the proposed merger, and who have interests, whether as security holders, directors or employees of Cempra or Melinta or otherwise, which may be different from those of Cempra stockholders generally, will be provided in the proxy statement and other materials to be filed with the SEC.

Each of Cempra’s board of directors, Garheng Kong, David Zaccardelli, Richard Kent, David Gill, Dov A. Goldstein, John H. Johnson, P. Sherrill Neff and Michael Dougherty; Cempra’s executive officers Mark W. Hahn (Executive Vice President and Chief Financial Officer), David Oldach (Chief Medical Officer) and John Bluth (Executive Vice President, Investor Relations and Corporate Communications); Melinta’s board of directors, Eugene Sun, Thomas Koestler, Erik Akhund, Kevin Ferro, Cecilia Gonzalo, Christopher Kiritsy, Pedro Lichtinger, Sean Murphy and John E. Sununu; and Melinta’s executive officers, John Temperato (President and Chief Operating Officer) and Paul Estrem (Chief Financial Officer); may be deemed “participants” in the solicitation of proxies from the Cempra stockholders in connection with the proposed transactions.

Information regarding Cempra’s directors’ and executive officers’ respective interests in Cempra by security holdings or otherwise is set forth in Cempra’s Amendment No. 1 to the Annual Report on Form 10-K/A for the year ended December 31, 2016 filed with the SEC on April 13, 2017. The following is a list of current approximate shares of Cempra common stock beneficially held by each of the foregoing Cempra directors and officers listed above: Garheng Kong (132,114), David Zaccardelli (125,000), Richard Kent (2,445,996), David Gill (98,750), Dov A. Goldstein (72,221), John H. Johnson (122,534), P. Sherrill Neff (2,690,286), Michael Dougherty (80,750), Mark W. Hahn (265,710), David Oldach (111,486) and John Bluth (14,063).

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. A definitive proxy statement and a proxy card will be filed with the SEC and will be mailed to Cempra’s stockholders seeking any required stockholder approvals in connection with the proposed transactions. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT CEMPRA MAY FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTIONS. Stockholders may obtain, free of charge, copies of the definitive proxy statement and any other documents filed by Cempra with the SEC in connection with the proposed transactions at the SEC’s website (http://www.sec.gov), at Cempra’s website (http://investor.cempra.com/), or by writing to the Secretary, Cempra, Inc. at 6320 Quadrangle Drive, Suite 360, Chapel Hill, North Carolina 27517.

Company Contacts:

John Bluth

Cempra, Inc.

(984) 209-4534

jbluth@cempra.com

Lyn Baranowski

Melinta Therapeutics, Inc.

(203) 848-3346

news@melinta.com

Media Contact:

Melyssa Weible

Elixir Health PR

+1 201 723 5805

mweible@elixirhealthpr.com